EXHIBIT 16.1

                 [SEALE & BEERS, CPAS LETTERHEAD]




October 17, 2016


Office of the Chief Accountant
U. S. Securities  and  Exchange  Commission
100 F Street, NE
Washington,  DC  20549



Dear Sir/Madam:


We have read the statements included under Item 4.01 in the Form 8-K dated October 11, 2016 of Strategic Acquisitions, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree such statements insofar as they relate to our dismissal.


Very  truly  yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada